COMPAQ  COMPUTER  CORPORATION     P.O.  BOX  692000                NEWS  RELEASE
PUBLIC  RELATIONS  DEPARTMENT     HOUSTON,  TEXAS  77269-2000
                                  TEL  281-514-0484
                                  FAX  281-514-4583

                                  http://www.compaq.com


[LOGO OF COMPAQ COMPUTER CORPORATION APPEARS HERE]


FOR  IMMEDIATE  RELEASE
-----------------------

  COMPAQ AND CMGI FORM STRATEGIC INTERNET PARTNERSHIP; CMGI ACQUIRES ALTAVISTA

                    TEAM TO DELIVER END-TO-END TECHNOLOGIES AND
               ENTERPRISE SOLUTIONS; PARTNERSHIP TO DEFINE FUTURE OF
                           CONSUMER INTERNET PC MARKET


EDITOR'S  SUMMARY:

- CMGI takes majority stake in AltaVista; Compaq to be CMGI's largest outside shareholder

- CMGI's Internet leadership and resources to accelerate AltaVista's move to world-leading portal network

- Compaq named a premier IT partner to CMGI; CMGI to be a premier Internet technology and solutions supplier to Compaq

- CMGI to collaborate with Compaq's world-class research labs and business groups to develop and rapidly deploy next-generation Internet technologies

     HOUSTON, TX AND ANDOVER, MA - JUNE 29, 1999 - Compaq (NYSE: CPQ), a top global supplier of information technology systems and solutions and worldwide consumer PC leader, and CMGI (Nasdaq: CMGI), the leading diversified Internet operating company, today announced a comprehensive strategic partnership that will enable both companies to aggressively pursue Internet-related business and market opportunities.

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     The  strategic partnership is aimed at providing the best Internet services and solutions to both businesses and consumers. The two companies will drive the Internet PC market by combining Compaq's consumer PC leadership with CMGI's network of leading Internet destinations and enabling technologies. CMGI will acquire control of Compaq's AltaVista business and its related properties (Shopping.com and Zip2) and will integrate the popular AltaVista search engine into its network of 40 leading Internet operating companies to deliver a superior online experience to Internet users both at home and at work.

     "Our partnership will define and lead the consumer and enterprise market, from PC to web, by combining Compaq's consumer Internet PC, commercial computing and infrastructure leadership, global reach and worldwide customer base with CMGI's network of leading Internet technologies and destinations," said Dave Wetherell, CMGI Chairman and CEO.

     "CMGI has established itself as a clear leader in the Internet economy," added Benjamin M. Rosen, Compaq Chairman and acting CEO. "And as CMGI's largest outside shareholder and its principal strategic partner, we look forward to mutually driving future Internet opportunities for the benefit of the Internet marketplace, our respective shareholders, customers and employees."

     Under the terms of a definitive agreement, Compaq will transfer 83.0 percent equity ownership in the AltaVista business to CMGI. Compaq will retain
17.0 percent equity ownership in the AltaVista business and hold a Board seat. In return, Compaq will receive 19.0 million CMGI common shares and CMGI preferred shares equivalent to 1.8 million CMGI common shares, which combined, would represent a 16.4 percent fully diluted equity stake in CMGI. In addition, CMGI will issue a $220 million three-year note to Compaq, bringing total consideration for CMGI's 83% ownership in the AltaVista business to approximately $2.3 billion, implying a total value of $2.7 billion for AltaVista. Compaq will also take a seat on the CMGI Board of Directors and plans to announce the appointment to this new position in the coming months. The agreement, subject to normal regulatory approvals, is binding on both parties and does not require shareholder approval for the closing.

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GLOBAL  BUSINESS  AND  CUSTOMER  BENEFITS

     The partnership between CMGI and Compaq will expand the range of both companies' Internet business capabilities.

     Under the agreement, CMGI designates Compaq as its strategic IT partner, enabling CMGI, its Internet companies and their customers to benefit from Compaq's global leadership in consumer products, PC products, and enterprise-class systems, solutions and services.

     Compaq plans to integrate the diverse Internet capabilities of CMGI's pure-play network of 40 Internet companies into its consumer Presario Internet PCs, commercial PC and enterprise-class solutions offerings. This integration includes web browser and keyboard access to the AltaVista Network and other CMGI Web services. Importantly, the alliance will enable Compaq and CMGI to offer Compaq's enterprise customers an array of business-to-business and business-to-consumer services to create customized vertical portals along with other comprehensive Internet solutions.

     With Compaq as its strategic IT partner, CMGI's network of businesses will be able to take advantage of Compaq's NonStop eBusiness solutions. This will ensure that the IT systems fundamental to their success will maintain uninterrupted operations with complete data integrity and unlimited scalability, supporting continual growth and ease-of-management.

     CMGI will also collaborate with Compaq's world-class research labs and business groups to develop innovative, high-value Internet technologies and next-generation Internet appliances, and will foster business opportunities to exploit them.


BUILDING  WORLD-LEADING  NETWORK  WITH  ALTAVISTA

     CMGI, Compaq and the AltaVista management team - headed by Rod Schrock - will work together to establish AltaVista as one of the world's leading Internet networks. AltaVista will integrate services from CMGI Internet companies to create a premier Internet network for both on-line consumers and Web-based businesses.

     Yesterday, AltaVista announced several new services that form the foundation of a premier media and commerce network. These include an updated

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search  site,  the  world's first microportal service, 42 local community portal partners,  and  redefining  Shopping.com  as the ultra-satisfying place to shop.

      "We believe in the power of the Internet and in the power of leading portals to capture and retain users," added Wetherell. "The integration of AltaVista services with CMGI's extensive network of best-of-breed Internet operating companies will create a formidable network. We see enormous opportunity ahead as we execute on the dynamic potential of our synergies."

     "CMGI's Internet leadership will greatly accelerate the AltaVista strategy announced just yesterday," said Rod Schrock, president and CEO of AltaVista Company. "By combining AltaVista services with CMGI's extensive network of community, infrastructure and e-commerce Internet companies, there is no limit to our long term potential."

COMPAQ  BACKGROUND

     Compaq Computer Corporation, a Fortune Global 100 company, is the second-largest computer company in the world and the largest global supplier of computer systems. Compaq develops and markets hardware, software, solutions, and services, including industry-leading enterprise computing solutions, fault-tolerant business-critical solutions, enterprise and network storage solutions, commercial desktop and portable products and consumer PCs. The Company is an industry leader in environmentally friendly programs and business practices.

     Compaq products are sold and supported in more than 100 countries through a network of authorized Compaq marketing partners. Customer support and information  about  Compaq  and  its  products  are  available  at
http://www.Compaq.com.
---------------------

CMGI  BACKGROUND

     A recognized leader in the Internet economy, CMGI (Nasdaq: CMGI) has built a substantial base of Internet operating companies and, through its @Ventures affiliates, has invested in a growing portfolio of synergistic Internet enterprises which enhance the value of its core holdings. This unique method of generating equity for its shareholders is what CMGI calls "creating net value." Microsoft, Intel and Sumitomo hold minority positions in CMGI.

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
     CMGI's majority-owned subsidiaries include Activerse, Adsmart, Engage, iCast, Magnitude Network, NaviSite, NaviNet, Planet Direct and ZineZone. The Company's @Ventures affiliates have ownership interests in Lycos, Inc. (Nasdaq:
LCOS), Critical Path (Nasdaq: CPTH), Silknet (Nasdaq: SILK), Ancestry.com, Asimba, blaxxun, BizBuyer.com, CarParts.com, Chemdex, eCircles.com, Furniture.com, HotLinks, KOZ.com, MotherNature.com, NextMonet.com, NextPlanetOver.com, OneCore.com, ONElist, Productopia, Promedix.com, Raging Bull, Softway Systems, Speech Machines, ThingWorld.com, Universal Learning Technology, Vicinity, Virtual Ink and Visto.

     CMGI is also the majority-owner of SalesLink, InSolutions and On-Demand Solutions, leaders in direct marketing, fulfillment and turnkey arenas. CMGI Corporate headquarters is located at 100 Brickstone Square, Andover, MA 01810. Telephone: 978-684-3600. Fax: 978-684-3814. Additional
information  is  available  on  the  company's Web site at http://www.CMGI.com .
                                                           -------------------

ALTAVISTA  BACKGROUND

     AltaVista Company is the premier online media and commerce network. The company integrates unique Internet technology and services to deliver relevant results faster for both individuals and Web-based businesses. By combining distinctive AltaVista brand services with 'best of the Web' partnerships, the AltaVista Network creates the most satisfying Internet experience. AltaVista is building on its heritage of technology and innovation leadership, offering award-winning services including: AltaVista Search, AltaVista Local Portal Services, AltaVista MicroPortal and AltaVista's Shopping.com. AltaVista, already a top-10 Internet destination, enjoys one of the Web's most loyal and satisfied user-bases. For more information, visit AltaVista at http://www.altavista.com.
                                                       ------------------------

                                      # # #
This release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. The potential risks and uncertainties that could cause actual results to differ materially include the failure of systems associated with order fulfillment, the failure to close certain sales contemplated prior to the end of the second quarter 1999; changes in product mix; inventory risks due to shifts in market demand; continued competitive factors and pricing pressures; and market responses to pricing actions and promotional programs. Further information on the factors that could affect Compaq's financial results are included in its SEC filings, including the annual report on Form 10-K for the year ended December 31, 1998, and the

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quarterly  report  on  Form  10-Q for the quarter ended March 31, 1999.  Compaq,
Registered U.S. Patent and Trademark Office. Product names mentioned herein may be trademarks and/or registered trademarks of their respective companies.

Forward looking statements made by CMGI in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Act. Investors are cautioned that actual results could differ materially from those anticipated by such statements and are advised to consult CMGI's current SEC filings for additional information concerning risk factors that affect the Company's business.


For  further  information,  media  may  contact:

Compaq  Computer  Corporation    Alan  Hodel      281-518-8932
                                                  alan.hodel@compaq.com
                                                  ---------------------
                                 ON JUNE 29 CALL  212-521-4800

Compaq  Computer  Corporate      Eileen  Quinn    281-518-8932
                                                  eileen.quinn@compaq.com
                                                  -----------------------

CMGI                             Krista  Thomas   978-684-3141
                                                  kthomas@cmgi.com
                                                  ----------------

Investor Relations Contact for Compaq:      Investor Relations Contact for CMGI:
  281-514-9549   OR   800-433-2391          Catherine  Taylor, 978-684-3540
  investor.relations@compaq.com                                ctaylor@cmgi.com
  -----------------------------                                ----------------

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